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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                   FORM 8-K
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report                                                  October 1, 1998
Commission File Number                                                   1-6906

                          FIRST SECURITY CORPORATION
            (Exact name of registrant as specified in its charter)
State of incorporation                                                 Delaware
I.R.S. Employer Identification No.                                   87-6118148
Address of principal executive offices            79 South Main, P.O. Box 30006
                                                           Salt Lake City, Utah
Zip Code                                                             84130-0006
Registrant's telephone number, including area code               (801) 246-5706


Item 5.  Other Information

On September 23, 1998, First Security Corporation (FSCO) issued a press release announcing the signing of a definitive agreement to acquire Van Kasper & Company, a copy of which is attached to this report as Exhibit A.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST SECURITY CORPORATION
(Registrant)

/s/ Scott C. Ulbrich                                         October 1, 1998
__________________________________________________________   __________________
Scott C. Ulbrich                                             (Date)
Executive Vice President, Finance and Capital Markets
  and Chief Financial Officer
(Principal Financial and Accounting Officer)



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EXHIBIT A

FOR IMMEDIATE RELEASE                                FIRST SECURITY CORPORATION
September 23, 1998                                      Contact:  Scott Ulbrich
                                                                 (801) 246-5706
                                                           VAN KASPER & COMPANY
                                          Contacts:  Wayne Scott (415) 954-0617
                                    Roger Pondel / Rob Whetstone (310) 207-9300

FIRST SECURITY TO ACQUIRE VAN KASPER & COMPANY

SALT LAKE CITY, UT; SAN FRANCISCO, CA:  First Security Corporation (Nasdaq:
FSCO) and Van Kasper & Company today jointly announced they have signed a definitive agreement under which First Security will acquire Van Kasper, a San Francisco-based, full-service investment banking and brokerage firm.

The transaction is expected to close early in 1999, pending regulatory approval. Details of the transaction are attached.

"We are very pleased to be joining forces with an investment banking and brokerage firm with Van Kasper & Company's outstanding reputation and capabilities," said Spencer F. Eccles, First Security chairman and chief executive officer. "Van Kasper will bring exciting benefits and new growth opportunities to First Security's capital markets, business banking and personal financial services lines of business, expanding the range of products and services we are able to offer to our clients."

Mr. Eccles added that the partnership is a "natural extension" of First Security's current operations in investment banking, brokerage and asset management. He added that First Security brings expertise in municipal finance and fixed income securities to the partnership, as well as extensive capabilities under its new Section 20 subsidiary, First Security Capital Markets, Inc.

"All of us are excited about the business opportunities and synergies our merger will bring to both organizations," said Van Kasper, president and chief executive officer of Van Kasper & Company. "Moreover, we are happy to be associated with such a well capitalized and managed organization that shares our same high ethical values and standards, offering customers unparalleled service in helping to manage their financial assets. We clearly see this partnership as an extremely positive combination for the clients of Van Kasper & Company."

Van Kasper & Company, founded in 1978, is an investment banking, private client and institutional brokerage firm with offices in San Francisco, Los Angeles, San Jose, Fresno, Walnut Creek, Sacramento, San Diego and Newport Beach, California, and Phoenix, Arizona. The company provides investment research and is ranked among the top West Coast firms in terms of number of transactions and total dollars raised in public offerings of common stock, convertible securities and fixed-income instruments. Through its investment management subsidiary Van Kasper Advisors, the company manages more than $500 million for corporations, retirement plans, trusts, fiduciaries, financial institutions and individuals. Van Kasper & Company also places securities privately, advises clients on merger and acquisition transactions, and performs valuation services.

With $19.4 billion in assets, First Security Corporation is poised to become the West's second largest independent bank holding company. First Security currently operates 315 bank branches and more than 60 business banking offices in Utah, California, Idaho, Nevada, Oregon, New Mexico and Wyoming. The corporation also operates more than 140 mortgage and construction lending offices in 26 states, through subsidiaries First Security Bank and CrossLand Mortgage, and CrossLand's Western Sunrise division.
For more information, visit www.firstsecuritybank.com. and www.vkco.com.

Summary Transaction Terms

Transaction: Acquisition of 100% of the fully diluted shares of Van Kasper & Company

Total Consideration: $100 million

Exchange Ratio: Floating exchange ratio with an FSCO stock price collar of $18 to $22

Retention: Total consideration includes $10 million paid in cash over a four-year period to key employees; employment agreements

Deferred Consideration: Total consideration includes deferred payments to shareholders subject to the achievement of specified performance goals

Structure: Tax-free exchange of shares

Accounting: Purchase

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